UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2008
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2008, John Rigali resigned from his position as Chief Financial Officer and Vice President of Finance of Peerless Systems Corporation (the "Company"). In connection with his resignation as Chief Financial Officer and Vice President of Finance, Mr. Rigali entered into a Separation Agreement and Release (the "Separation Agreement") with the Company, pursuant to which he is entitled to (i) five months of severance at his current rate of pay, less withholdings required by law, and (ii) five months of COBRA premiums, in consideration for entering into the Separation Agreement.

Upon Mr. Rigali’s resignation, the Company appointed William Neil as its Chief Financial Officer effective July 12, 2008. Since June 2006, William Neil has served as an advisor to the Chief Executive Officer and Chief Financial Officer of the Company pursuant to an employment agreement dated June 14, 2006 (“Employment Agreement”) with the Company. In connection with his appointment as Chief Financial Officer, Mr. Neil entered into an addendum to the Employment Agreement, dated as of June 23, 2008 (the “Addendum”), pursuant to which he will receive an annual salary of $155,000 in addition to the $25,000 he receives annually under the Employment Agreement. In addition, Mr. Neil will be eligible to receive a target bonus of $47,500 for fiscal year 2008 and $95,000 for each fiscal year thereafter while serving as the Company’s Chief Financial Officer. As the Company’s Chief Financial Officer, Mr. Neil will lead and oversee all aspects of the Company’s accounting and finance departments.

Since June 2006, William Neil has served as an advisor to the Chief Executive Officer and Chief Financial Officer of the Company. From August 2000 to June 2006, Mr. Neil served as the Company’s Chief Financial Officer and Vice President of Finance until he stepped down from these positions in June 2006. Mr. Neil assumed the office of Secretary from June 2004 through June 2005. From February 1998 to July 2000, Mr. Neil served as the Company’s Corporate Controller. From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., a provider of non-radioactive diagnostic products and laboratory analysis for studying the effects of experimental drugs and surgical procedures on regional blood flow. Prior to that time, he served as Senior Vice President and Chief Financial Officer for Perceptronics, Inc., a developer of training and simulation devices, artificial intelligence, command and control programs for the Department of Defense, and Vice President and Chief Financial Officer for Clifford Electronics, Inc., a manufacturer and distributor of auto alarm systems. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge.

The foregoing descriptions of the Separation Agreement, Addendum and Employment Agreement are qualified in their entirety by reference to the full texts of the Separation Agreement, Addendum and Employment Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Report and are incorporated herein by this reference.

There is no arrangement or understanding between Mr. Neil and any executive officer or director of the Company. There are no family relationships among Mr. Neil and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Neil which would be reportable pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Separation Agreement and Release dated as of June 2, 2008 between the Company and John Rigali
10.2*	Addendum dated as of June 23, 2008 between the Company and William Neil
10.3*	Employment Agreement dated as of June 14, 2006 between the Company and William Neil

*	Management contracts or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 14, 2008	By:	/s/ Richard L. Roll

Name: Richard L. Roll Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Separation Agreement and Release dated as of June 2, 2008 between the Company and John Rigali
10.2*	Addendum dated as of June 23, 2008 between the Company and William Neil
10.3*	Employment Agreement dated as of June 14, 2006 between the Company and William Neil

*	Management contracts or compensatory plan or arrangement.